Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-208861 on Form S-1 of our report dated February 22, 2016 (February 24, 2016 as to the effects of the reverse stock split described in Note 17) relating to the consolidated financial statements of Syndax Pharmaceuticals, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 26, 2016